Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24095) of Trico Marine Services, Inc. of our report dated January 30, 2004 relating to the financial statements of Trico Marine Operators, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 25, 2004

End of Filing

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